Exhibit 10.2

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of February 8, 2017 (the “Security Agreement Effective Date”) by and among MICROCHIP TECHNOLOGY INCORPORATED, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower listed on the signature pages hereto (together with the Borrower, the “Initial Grantors,” and together with any additional Subsidiaries, whether now existing or hereafter formed or acquired which become parties to this Security Agreement from time to time, in accordance with the terms of the Credit Agreement (as defined below), by executing a Supplement hereto in substantially the form of Annex I, the “Grantors”), and JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for itself and for the Secured Parties (as defined in the Credit Agreement identified below).

PRELIMINARY STATEMENT

The Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of June 27, 2013, as amended and restated as of February 4, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to continue to extend credit to the Borrower under the Credit Agreement.

AGREEMENT

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Affected Domestic Subsidiary” means any Domestic Subsidiary that is a subsidiary of a “controlled foreign corporation” as defined in Section 957 of the Code.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided that, notwithstanding the foregoing, Collateral shall expressly exclude the Excluded Assets.

“Collateral Disclosure Letter” means the collateral disclosure letter, dated as of the Security Agreement Effective Date, as supplemented from time to time and delivered by the Grantors to the Administrative Agent for the benefit of the Secured Parties.

“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of any Grantor, including each commercial tort claim (with a value reasonably believed by such Grantor to be in excess of $10,000,000) specifically described in Schedule “F” to the Collateral Disclosure Letter.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America, other than a Foreign Sub Holdco.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“First-Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries (other than an Affected Domestic Subsidiary) directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Foreign Sub Holdco” means any Subsidiary organized under the laws of a jurisdiction located in the United States of America substantially all the assets of which consists of stock (or stock and debt obligations owed or treated as owed) in one or more “controlled foreign corporations” as defined in Section 957 of the Code and/or one or more Subsidiaries described in this definition.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter of Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Other Collateral” means any personal property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all personal property of the Grantors, subject to the limitations contained in Article II of this Security Agreement.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors that is included in the Collateral, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Administrative Agent or to any Secured Party as security for any Obligations, and all rights to receive interest on said deposits.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Securities Account” has the meaning set forth in Article 8 of the UCC.

“Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Voting Power” means with respect to any share of voting Equity Interests, the number of votes that the holder of such share may cast in an election of members of the Board of Directors (or analogous governing body) of the issuer of such share.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each of the Grantors hereby pledges, collaterally assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Obligations. For the avoidance of doubt, (i) the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the Grantors and (ii) the security interest granted under this Security Agreement shall not extend to, and the definition of “Collateral” and definitions of and references to asset categories in the definition of Collateral and elsewhere in this Security Agreement or any agreement entered into or pursuant to this Security Agreement shall not include, Excluded Assets and, for the avoidance of doubt, no provision of this Agreement including, without limitation, any representation, warranty or covenant shall apply to any such Excluded Assets.

For the avoidance of doubt, in accordance with the terms of the Credit Agreement, (i) Microchip Technology LLC and Silicon Storage Technology LLC shall be Grantors under this Security Agreement and (ii) in the aggregate (taking into account the pledges of all Grantors), 65% of voting Equity Interests and 100% of non-voting Equity Interests in Microchip Technology (Barbados) II Incorporated shall be pledged as Collateral. Notwithstanding anything to the contrary in any Loan Document, the guarantee provided by each of Microchip Technology LLC and Silicon Storage Technology LLC, so long as each remains a Foreign Sub Holdco, shall be without recourse to voting Equity Interests in excess of 65%, in the aggregate, of Microchip Technology (Barbados) II Incorporated.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Initial Grantors represents and warrants to the Administrative Agent and the Secured Parties, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants (after giving effect to supplements to the Collateral Disclosure Letter with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that:

3.1. Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6 hereof, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement have been duly authorized by proper corporate, limited liability company, limited partnership or partnership, as applicable, proceedings on the part of such Grantor, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed in Schedule “E” to the Collateral Disclosure Letter or any jurisdictions that may be required from time to time pursuant to Section 4.1.7 hereof, the Administrative Agent will have a fully perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Liens permitted under Section 4.1.6 hereof.

3.2. Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance by such Grantor with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, or (ii) such Grantor’s charter, articles or certificate of incorporation, partnership agreement or by-laws (or similar constitutive documents), or (iii) the provisions of any indenture or any material instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture or any material instrument or agreement (other than any Lien of the Administrative Agent on behalf of the Secured Parties).

3.3. Principal Location. As of the Security Agreement Effective Date (or in the case of a subsequent Grantor, the date of the applicable Security Agreement Supplement), the location of such Grantor’s chief executive office is disclosed in Schedule “A” to the Collateral Disclosure Letter.

3.4. Property Locations. As of the Security Agreement Effective Date (or in the case of a subsequent Grantor, the date of the applicable Security Agreement Supplement), Schedule “A” to the Collateral Disclosure Letter lists each location where each Grantor maintains Inventory, Equipment and Fixtures (other than (i) moveable items of Collateral, such as laptop computers and other mobile electronic equipment, and (ii) Inventory in transit) with a value exceeding $10,000,000 per location. All of said locations are owned by such Grantor except for locations which are leased by such Grantor as lessee and designated in Schedule “A” to the Collateral Disclosure Letter.

3.5. No Other Names; Etc.. Within the five-year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of organization, merged with or into or consolidated with any other Person, except as disclosed in Schedule “A” to the Collateral Disclosure Letter. The name in which such Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.

3.6. [Intentionally Omitted].

3.7. [Intentionally Omitted].

3.8. Filing Requirements. None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) motor vehicles described in Part B of Schedule “B” to the Collateral Disclosure Letter and (ii) Patents, Trademarks and Copyrights held by such Grantor and described in Part C of Schedule “B” to the Collateral Disclosure Letter.

3.9. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (ii) in respect of Liens permitted by Section 6.02 of the Credit Agreement.

3.10. Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. As of the Security Agreement Effective Date (or in the case of a subsequent Grantor, the date of the applicable Security Agreement Supplement), such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number are, listed in Schedule “G” to the Collateral Disclosure Letter.

3.11. Pledged Securities and Other Investment Property. Schedule “D” to the Collateral Disclosure Letter sets forth a complete and accurate list as of the Security Agreement Effective Date (or in the case of a subsequent Grantor, the date of the applicable Security Agreement Supplement) of the Instruments with a face value exceeding $10,000,000 and Equity Interests in Pledge Subsidiaries constituting Collateral and delivered (or to be delivered) to the Administrative Agent pursuant to the terms of the Loan Documents. Each Grantor is the direct and beneficial owner of each Instrument and each Equity Interest in Pledge Subsidiaries listed in Schedule “D” to the Collateral Disclosure Letter as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder or as permitted by Section 6.02 of the Credit Agreement. Each Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, are fully paid and non-assessable and, in the case of Equity Interests in Pledge Subsidiaries, constitute the percentage of the issued and outstanding shares of stock (or other Equity Interests) of the respective issuers thereof indicated in Schedule “D” to the Collateral Disclosure Letter, and (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible.

3.12. Intellectual Property.

3.12.1 Schedule “B” to the Collateral Disclosure Letter contains a complete and accurate listing as of the Security Agreement Effective Date of all the following owned by any Grantor: (i) U.S. trademark registrations and trademark applications, (ii) U.S. patent registrations and patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, and (iii) U.S. copyright registrations and copyright applications. All of the material U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are valid and subsisting, in good standing and are recorded or in the process of being recorded in the name of the applicable Grantor.

3.12.2 Such Intellectual Property is valid, subsisting, unexpired (where registered) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, except in each case as could not be reasonably expected to result in a Material Adverse Effect.

3.12.3 [Intentionally Omitted].

3.12.4 Each Grantor has taken or caused to be taken steps so that none of its material Intellectual Property, the value of which to the Grantors are contingent upon maintenance of the confidentiality thereof, have been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of the Grantors and other third parties who are parties to customary confidentiality and nondisclosure agreements with the Grantors.

3.12.5 To each Grantor’s knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of the Grantors to the Intellectual Property or has breached or is breaching any duty or obligation owed to the Grantors in respect of the Intellectual Property except where those breaches, violations or infringements, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

3.12.6 No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which any Grantor is bound that adversely affects its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

3.12.7 No Grantor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Grantor’s knowledge at the date hereof there are no facts upon which such a challenge could be made.

3.12.8 Each Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Grantor’s business.

3.12.9 Each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the trademarks owned or licensed by such Grantor use such adequate standards of quality, except where the failure to use adequate standards of quality could not reasonably be expected to result in a Material Adverse Effect.

3.12.10 The consummation of the transactions contemplated by the Loan Documents will not result in the loss, termination or material impairment of any of the Intellectual Property that is material to any Grantor’s business.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to the Collateral Disclosure Letter with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:

4.1. General.

4.1.1 Inspection. Each Grantor will permit the Administrative Agent or any Secured Party, by its representatives and agents to inspect the Collateral in the manner set forth in Section 5.06 of the Credit Agreement as if it were a party thereto.

4.1.2 Taxes. Such Grantor will comply with Section 5.04 of the Credit Agreement as if it were a party thereto.

4.1.3 Records and Reports. Each Grantor comply with Section 5.06 of the Credit Agreement as if it were a party thereto.

4.1.4 Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Grantor and, subject to the limitations set forth in the Credit Agreement, take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 6.02 of the Credit Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets of the debtor whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof.” Each Grantor will take any and all actions that are reasonable and necessary to defend title to any material portion of the Collateral owned by such Grantor against all persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5 Disposition of Collateral. No Grantor will sell, lease or otherwise dispose of the Collateral owned by such Grantor except as permitted by the Credit Agreement.

4.1.6 Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted pursuant to Section 6.02 of the Credit Agreement.

4.1.7 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

(i)	not change its type of legal entity;

(ii)	not change its name or jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified in Schedule “A” to the Collateral Disclosure Letter; and

(iv)	not change its taxpayer identification number,

unless, in each such case, such Grantor shall have given the Administrative Agent not less than five (5) Business Days’ prior written notice of such event or occurrence (or such shorter notice as may be acceptable to the Administrative Agent).

4.1.8 Other Financing Statements. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

4.2. Receivables.

4.2.1 Delivery of Invoices. Each Grantor will deliver to the Administrative Agent immediately upon its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account owned by such Grantor bearing such language of assignment as the Administrative Agent shall specify.

4.2.2 [Intentionally Omitted].

4.3. Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment owned by such Grantor in good repair, working order and saleable condition (ordinary wear and tear excepted) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.4. Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Grantor will (i) deliver to the Administrative Agent immediately upon execution of this Security Agreement (or such later date as may be agreed by the Administrative Agent) the originals of all Chattel Paper with a face value exceeding $10,000,000, Instruments with a face value exceeding $10,000,000 and stock certificates and related stock powers in respect of Equity Interests in Pledge Subsidiaries (to the extent certificated), in each case constituting Collateral (if any then exist), (ii) hold in trust for the Administrative Agent upon receipt and, concurrently with the delivery of each compliance certificate provided to the Administrative Agent pursuant to Section 5.01(c) of the Credit Agreement, deliver to the Administrative Agent any Chattel Paper with a face value exceeding $10,000,000, Instruments with a face value exceeding $10,000,000 and stock certificates and related stock powers in respect of Equity Interests in Pledge Subsidiaries (to the extent certificated), in each case constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Administrative Agent, concurrently with the delivery of each compliance certificate provided to the Administrative Agent pursuant to Section 5.01(c) of the Credit Agreement, such Pledged Deposits with a value exceeding $10,000,000 which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Administrative Agent shall specify, (iv) upon the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral, and (v) upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit “A” hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral. Notwithstanding anything to the contrary herein, it is understood and agreed that the stock certificates and related stock powers thereto in respect of any Domestic Pledge Subsidiary listed on Schedule “D” to the Collateral Disclosure Letter as of the Security Agreement Effective Date shall be delivered within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) of the Security Agreement Effective Date.

4.5. Uncertificated Securities and Certain Other Investment Property. Each Grantor will permit the Administrative Agent from time to time to cause the appropriate Pledge Subsidiaries of such Grantor that are issuers of uncertificated securities which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement.

4.6. Stock and Other Ownership Interests.

4.6.1 Changes in Capital Structure of Issuers. Except as permitted in the Credit Agreement, no Grantor will (i) permit or suffer any Subsidiary to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing.

4.6.2 Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registrable Collateral owned by such Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.

4.6.3 Exercise of Rights in Pledged Securities and other Investment Property. Each Grantor will permit the Administrative Agent or its nominee at any time during the continuance of an Event of Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral.

4.7. [Intentionally Omitted].

4.8. [Intentionally Omitted].

4.9. [Intentionally Omitted].

4.10. No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies, in each case to the extent exercised in accordance with the Loan Documents and applicable law.

4.11. [Intentionally Omitted].

4.12. Intellectual Property.

4.12.1 .If, after the date hereof, any Grantor registers, is issued, applies for, or otherwise acquires ownership of any U.S. Patent, Trademark or Copyright in addition to the owned U.S. Patents, Trademarks and Copyrights described in Part C of Schedule “B” to the Collateral Disclosure Letter, which are all of such Grantor’s U.S. trademark registrations and trademark applications, U.S. patents and patents applications, and U.S. copyright registrations and applications as of the Security Agreement Effective Date, or if any Grantor files a statement of use or an amendment to allege use with respect to any intent-to-use trademark application, then such Grantor shall give the Administrative Agent notice thereof, as part of each compliance certificate provided to the Administrative Agent pursuant to Section 5.01(c) of the Credit Agreement. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence such security interest in a form appropriate for recording in the applicable federal office. Each Grantor also hereby authorizes the Administrative Agent to modify this Security Agreement unilaterally (i) by amending Part C of Schedule “B” to the Collateral Disclosure Letter to include any of the foregoing U.S. Patents, Trademarks and/or Copyrights of which the Administrative Agent receives notification from such Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Part C of Schedule “B” to the Collateral Disclosure Letter a description of such owned U.S. Patents, Trademarks and/or Copyrights.

4.12.2 As of the Security Agreement Effective Date, no Grantor has any interest in, or title to, any owned U.S. trademark registrations, or trademark applications, U.S. patents or patents applications, or U.S. copyright registrations or copyright applications, except as set forth in Schedule “B” to the Collateral Disclosure Letter. This Agreement is effective to create a valid and continuing Lien on such owned U.S. Copyrights, Patents and Trademarks and, upon filing of the Confirmatory Grant of Security Interest in Copyrights with the United States Copyright Office and filing of the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed in Schedule “E” to the Collateral Disclosure Letter, all action necessary or desirable to protect and perfect the security interest in, to and on each Grantor’s owned U.S. trademark registrations and trademark applications, U.S. patents and patent applications, and U.S. copyright registrations and copyright applications has been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from any Grantor. As of the Security Agreement Effective Date, no Grantor has any interest in any owned U.S. copyright registration or application that is necessary in connection with the operation of such Grantor’s business, except for those owned U.S. copyright registrations and applications identified in Schedule “B” to the Collateral Disclosure Letter.

4.13. Commercial Tort Claims. If, after the date hereof, any Grantor identifies the existence of a Commercial Tort Claim (with a value reasonably believed by such Grantor to be in excess of $10,000,000) belonging to such Grantor that has arisen in the course of such Grantor’s business in addition to the Commercial Tort Claims described in Schedule “F” to the Collateral Disclosure Letter, which are all of such Grantor’s Commercial Tort Claims (with a value reasonably believed by such Grantor to be in excess of $10,000,000) as of the Security Agreement Effective Date, then such Grantor shall give the Administrative Agent notice thereof as part of the certificate of a Financial Officer of the Borrower as required by Section 5.01(c) of the Credit Agreement. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest therein in favor of the Administrative Agent.

4.14. Updating of Collateral Disclosure Letter. The Borrower will provide to the Administrative Agent, concurrently with the delivery of the certificate of a Financial Officer of the Borrower as required by Section 5.01(c) of the Credit Agreement in respect of each fiscal year of the Borrower (as contemplated by Section 5.01(b) of the Credit Agreement), updated versions of the Collateral Disclosure Letter (provided that if there have been no changes to any Schedules to the Collateral Disclosure Letter since the previous provision or updating thereof required hereby, the Borrower shall indicate that there has been “no change” to the applicable Schedule(s)).

ARTICLE V

DEFAULT

5.1. The occurrence of an Event of Default under and as defined in the Credit Agreement shall constitute an Event of Default under this Security Agreement.

5.2. Remedies.

5.2.1 Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, exercise any or all of the following rights and remedies:

(i)	Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this clause (i) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default.

(ii)	Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(iii)	[Intentionally Omitted].

(iv)	Without notice, demand or advertisement of any kind (in each case except as specifically provided in Section 8.1 hereof or elsewhere herein or in any other Loan Document) to any Grantor or any other Person enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.

(v)	Concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

5.2.2 The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.2.3 The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases to the extent permitted by applicable law.

5.2.4 Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

5.2.5 Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

5.2.6 Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 5.2.1 above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3. Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

5.3.1 Assembly of Collateral. Assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent.

5.3.2 Secured Party Access. Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

5.3.3 Prepare and file, or use commercially reasonable efforts to cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance reasonably satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or use commercially reasonable efforts to cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify.

5.3.4 Take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral.

5.4. License. The Administrative Agent is hereby granted (to the extent grantable without such Grantor breaching or violating any agreement) a non-exclusive license or other right to use (subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks and in the case of trade secrets, to an obligation of the Administrative Agent to take reasonable steps under the circumstances to keep the trade secrets confidential to avoid the risk of invalidation of such trade secrets), following the occurrence and during the continuance of an Event of Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit. In addition, each Grantor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. The license granted under this Section 5.4 shall continue in effect until payment in full of all of the Obligations (other than obligations under any Swap Agreement or Banking Services Agreement, in each case not due and payable, and other obligations expressly stated to survive such payment or termination) and expiration or termination of all Letters of Credit (or cash collateralization or other arrangements for such Letters of Credit reasonably satisfactory to the Administrative Agent) and termination of this Security Agreement in accordance with its terms, at which time this license shall immediately terminate.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent and each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Administrative Agent) and an supplements to the Collateral Disclosure Letter shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto (or the Administrative Agent in the case of supplements to the Collateral Disclosure Letter). All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Obligations (other than obligations under any Swap Agreement or Banking Services Agreement, in each case not due and payable, and other Obligations expressly stated to survive such payment and termination) have been paid in full and all Letters of Credit have expired or terminated (or otherwise become subject to cash collateralization or other arrangements reasonably satisfactory to the Administrative Agent).

ARTICLE VII

APPLICATION OF PROCEEDS

7.1. Application of Proceeds. The proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Obligations as provided under Article VII of the Credit Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives, to the fullest extent permitted by applicable law, notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2. Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) if not otherwise required by applicable law or contractual restriction, to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4. Secured Party Performance of Grantor’s Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 8.4. Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

8.5. Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 4.1.5 hereof, to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Agent or such Grantor, (vi) to apply the proceeds of any Collateral received by the Administrative Agent to the Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement; provided further that the Administrative Agent may exercise the authorizations in the foregoing clause (ii) and clauses (iv) through (vii) only during the existence of an Event of Default.

8.6. [Intentionally Omitted].

8.7. Use and Possession of Certain Premises. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Obligations (other than obligations under any Swap Agreement or Banking Services Agreement, in each case not due and payable, and other obligations expressly stated to survive such payment or termination) are paid in full and all Letters of Credit expire or terminate (or otherwise become subject to cash collateralization or other arrangements reasonably satisfactory to the Administrative Agent) or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

8.8. [Intentionally Omitted].

8.9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10. Benefit of Agreement; No Third Party Beneficiaries, etc. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder. No provision of this Security Agreement will inure to the benefit of any other creditor of any Grantor or any bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an insolvency, bankruptcy, reorganization or liquidation proceeding.

8.11. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12. Taxes and Expenses. Section 2.17 and Section 9.03 of the Credit Agreement shall be applicable, mutatis mutandis, to all payments made by any Grantor under this Security Agreement. Any Indemnified Taxes payable or ruled payable by a Federal or State Governmental Authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. Without duplication of any amounts so paid pursuant to the Credit Agreement, the Grantors shall reimburse the Administrative Agent for any and all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than obligations under any Swap Agreement or Banking Services Agreement, in each case not due and payable, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding (or with respect to any outstanding Letters of Credit, a cash deposit or backup Letter of Credit has been delivered to the Administrative Agent as required by the Credit Agreement). The Liens granted under this Security Agreement shall be released in accordance with Section 9.19 of the Credit Agreement.

8.15. Entire Agreement. This Security Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Administrative Agent relating to the Collateral.

8.16. Governing Law; Jurisdiction; Waiver of Jury Trial.

8.16.1 THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.16.2 Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

8.16.3 Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in Section 8.16.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.16.4 Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement, and each of the Grantors hereby appoints the Borrower as its agent for service of process. Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.16.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.17. Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the Secured Parties, and their respective successors, assigns, agents and employees (each, and “Indemnitee”), from and against any and all liabilities, damages, penalties, suits and reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee) of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Secured Parties or any Grantor, and any claim for patent, trademark or copyright infringement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a material breach in bad faith by such Indemnitee of its express contractual obligations under this Security Agreement or any other Loan Document pursuant to a claim made by such Grantor. This Section 8.17 shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

8.18. Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), or against any of its properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations (other than obligations under any Swap Agreement or Banking Services Agreement, in each case not due and payable, and other obligations expressly stated to survive such payment or termination) and expiration or termination of all Letters of Credit (or cash collateralization or other arrangements for such Letters of Credit reasonably satisfactory to the Administrative Agent), provided that, and not in contravention of the foregoing, so long as no Event of Default has occurred and is continuing, such Grantor may make loans to and receive payments with respect to such Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Security Agreement and the other Loan Documents. Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Administrative Agent in those assets until the payment in full in cash, of all Obligations (other than obligations under any Swap Agreement or Banking Services Agreement, in each case not due and payable, and other obligations expressly stated to survive such payment or termination) and expiration or termination of all Letters of Credit (or cash collateralization or other arrangements for such Letters of Credit reasonably satisfactory to the Administrative Agent), provided that, and not in contravention of the foregoing, so long as no Event of Default has occurred and is continuing, such Grantor may ask, demand, take or receive any payment or take such other actions to the extent not prohibited by the terms of this Security Agreement and the other Loan Documents. If an Event of Default exists, no Grantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until this Security Agreement has terminated in accordance with Section 8.14. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall, if an Event of Default has occurred and is continuing, be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the termination of this Security Agreement in accordance with Section 8.14, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall, if an Event of Default has occurred and is continuing, forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Secured Parties. If any such Grantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Grantor agrees that until the termination of this Security Agreement in accordance with Section 8.14, except by operation of law pursuant to a merger permitted by the Credit Agreement no Grantor will assign or transfer to any Person (other than the Administrative Agent or the Borrower or another Grantor) any claim any such Grantor has or may have against any Obligor.

8.19. Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.20. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Security Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.21. California Waivers. To the extent California law applies, in addition to and not in lieu of any other provisions of this Security Agreement, each Grantor represents, warrants, covenants and agrees as follows:

8.21.1 The obligations of such Grantor under this Security Agreement shall be performed without demand by any Secured Party and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Agreements or Banking Services Agreements, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Grantor hereby waives to the extent permitted by law any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Grantor shall be liable even if the Borrower or the relevant Subsidiary had no liability at the time of execution of the applicable Loan Documents, Swap Agreements or Banking Services Agreements, or thereafter ceases to be liable. Each Grantor hereby waives to the extent permitted by law any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Grantor’s liability may be larger in amount and more burdensome than that of the Borrower and/or the relevant Subsidiary. Each Grantor hereby waives to the extent permitted by law the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Security Agreement and agrees that such Grantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Security Agreement which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Grantor hereby waives to the extent permitted by law the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

8.21.2 In accordance with Section 2856 of the California Civil Code, each Grantor hereby waives to the extent permitted by law all rights and defenses arising out of an election of remedies by any Secured Party even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed or otherwise impaired such Grantor’s rights of subrogation and reimbursement against the principal. Each Grantor hereby authorizes and empowers the Secured Parties to exercise, in their sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of such Grantor that its obligations under this Security Agreement shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Grantor hereby waives to the extent permitted by law any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to the Borrower or any Subsidiary, any constituent of the Borrower or any Subsidiary, any other Person, or the assets or property of any of the foregoing or to any collateral for the Obligations until all of the Obligations (other than obligations under any Swap Agreement or Banking Services Agreement, in each case not due and payable, and other obligations expressly stated to survive such payment or termination) have been paid and satisfied in full in cash and the Commitments have terminated or expired and all Letters of Credit have expired or terminated (or otherwise become subject to cash collateralization or other arrangements reasonably satisfactory to the Administrative Agent). In connection with the foregoing, each Grantor expressly waives to the extent permitted by law any and all rights of subrogation against the Borrower or any Subsidiary, and each Grantor hereby waives to the extent permitted by law any rights to enforce any remedy which any Secured Party may have against the Borrower or any Subsidiary and any right to participate in any collateral for the Obligations.

8.21.3 Without limiting the generality of the foregoing, each Grantor hereby waives, to the fullest extent permitted by law, diligence in collecting the Obligations, presentment, demand for payment, protest, all notices with respect to this Security Agreement, or any other Loan Document, Swap Agreement or Banking Services Agreement which may be required by statute, rule of law or otherwise to preserve the Secured Parties’ rights against such Grantor under this Security Agreement, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, any Swap Agreement or any Banking Services Agreement, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by the Borrower or any Subsidiary of any obligation or Indebtedness.

8.21.4 Without limiting the foregoing, each Grantor waives to the extent permitted by law all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Grantor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Grantor may have by reason of protection afforded to the Borrower or any Subsidiary with respect to any of the obligations of such Grantor under this Security Agreement by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging the Obligations. Without limiting the generality of the foregoing, each Grantor hereby expressly waives to the extent permitted by law any and all benefits under

California Code of Civil Procedure Sections 580b(b) (which Section, if such Grantor had not given this waiver, would otherwise limit the Secured Parties’ right to recover a deficiency judgment with respect to purchase money obligations).

8.21.5 Likewise, each Grantor waives to the extent permitted by law (i) any and all rights and defenses available to such Grantor under California Civil Code Sections 2899 and 3433 and (ii) any rights or defenses such Grantor may have with respect to its obligations as a guarantor by reason of any election of remedies by any Secured Party.

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 9.01 of the Credit Agreement. Any notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.

9.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties in accordance with Section 9.01 of the Credit Agreement.

ARTICLE X

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

MICROCHIP TECHNOLOGY INCORPORATED, as a Grantor

By:	/s/ J. Eric Bjornholt

Name:	J. Eric Bjornholt
Title:	Vice President and Chief Financial Officer

MICROCHIP TECHNOLOGY LLC, as a Grantor By: Microchip Technology Incorporated, its sole member

By:	/s/ J. Eric Bjornholt

Name:	J. Eric Bjornholt
Title:	Vice President and Chief Financial Officer

SILICON STORAGE TECHNOLOGY, INC., as a Grantor

By:	/s/ J. Eric Bjornholt

Name:	J. Eric Bjornholt
Title:	Chief Financial Officer

SILICON STORAGE TECHNOLOGY LLC, as a Grantor By: Silicon Storage Technology, Inc., its sole member

By:	/s/ J. Eric Bjornholt

Name:	J. Eric Bjornholt
Title:	Chief Financial Officer

Signature Page to Pledge and Security Agreement

ATMEL CORPORATION, as a Grantor

By:	/s/ J. Eric Bjornholt

Name:	J. Eric Bjornholt
Title:	Chief Financial Officer

Signature Page to Pledge and Security Agreement

MICROCHIP HOLDING CORPORATION, as a Grantor

By:	/s/ J. Eric Bjornholt

Name:	J. Eric Bjornholt
Title:	President

Signature Page to Pledge and Security Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Caitlin Stewart

Name:	Caitlin Stewart
Title:	Vice President

Signature Page to Pledge and Security Agreement

EXHIBIT “A”

(See Section 4.4 of Security Agreement)

AMENDMENT

This Amendment, dated                     , 20         is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated February [    ], 2017, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent, (the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Obligations referred to in said Security Agreement.

By:

Name:
Title:

1

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

2

ANNEX I

to

PLEDGE AND SECURITY AGREEMENT

Reference is hereby made to the Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of February [__], 2017, made by each of MICROCHIP TECHNOLOGY INCORPORATED, a Delaware corporation (the “Borrower”), and the other Subsidiaries of the Borrower listed on the signature pages thereto (together with the Borrower, the “Initial Grantors”, and together with any additional Subsidiaries, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof, the “Grantors”), in favor of the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [                    ] [corporation/limited liability company/limited partnership] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by the Agreement as if originally a party thereto. The New Grantor hereby collaterally assigns and pledges to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Obligations. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the New Grantor.

By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Collateral Disclosure Letter attached hereto are true and correct in all respects and that such supplements set forth all information required to be scheduled under the Agreement with respect to the New Grantor. The New Grantor shall take all steps necessary and required under the Agreement, subject to the limitations set forth in the Credit Agreement, to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has executed and delivered this Security Agreement Supplement as of this                      day of                     , 20    .

[NAME OF NEW GRANTOR]

By:

Title:

1